Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:
Barry Hutton
Director, Investor Relations
408-962-2573
bhutton@shoretel.com

Media Contact:
Joele Frank, Wilkinson Brimmer Katcher
Matthew Sherman
212-355-4449
Jed Repko/Eric Brielmann
415-869-3950

ShoreTel’s Board of Directors Unanimously Rejects Mitel’s Revised Unsolicited Proposal

Board Concludes that Revised Proposal Significantly Undervalues ShoreTel and is Not in the Best Interest of Stockholders

Sunnyvale, CA – November 12, 2014 – ShoreTel® (NASDAQ: SHOR) (the “Company”), the leading provider of brilliantly simple phone systems and unified communications solutions, today announced that its Board of Directors (the “Board”), after careful consideration with the assistance of its independent financial and legal advisors, has unanimously decided to reject the revised, unsolicited proposal from Mitel Networks Corporation (NASDAQ: MITL) (“Mitel”). The ShoreTel Board concluded that Mitel’s revised, unsolicited proposal of $8.50, which is comprised of $8.10 per share in cash plus $0.40 per share in Mitel common stock, significantly undervalues ShoreTel and its strong prospects for continued growth and value creation as it continues to implement its long-term strategic plan, and is not in the best interests of ShoreTel stockholders.

“After careful deliberation, ShoreTel’s Board of Directors has determined that the incremental value represented by Mitel’s revised, unsolicited proposal is highly inadequate, and that this revised proposal is again an opportunistic attempt to acquire ShoreTel,” said Chuck Kissner, Chair of ShoreTel’s Board of Directors. “We continue to believe that Mitel’s highly inadequate proposal does not reflect the value inherent in ShoreTel’s business, nor does it reflect ShoreTel’s compelling prospects for long-term growth and value creation.”

Don Joos, president and CEO of ShoreTel, added, “ShoreTel’s focus on successfully executing its strategy has been driving improved financial performance and value creation, as evidenced by our recent financial results including our fiscal first quarter 2015 earnings report. We are confident that executing our strategic plan is the best path forward and will deliver substantially more value to ShoreTel stockholders than Mitel’s significantly inadequate proposal.”

On October 27, 2014, the ShoreTel Board unanimously rejected Mitel’s previous unsolicited proposal to acquire all outstanding common shares of ShoreTel at a price of $8.10 per share in cash, following careful consideration with the assistance of its independent financial and legal advisors.

Blackstone Advisory Partners L.P. is serving as financial advisor and Fenwick & West LLP is serving as legal counsel to ShoreTel.

About ShoreTel

ShoreTel, Inc. (NASDAQ: SHOR) is a leading provider of brilliantly simple IP phone systems and unified communications solutions. Its award-winning on-premises IP-PBX solution and cloud-based hosted phone system eliminate complexity and improve productivity. Recognized for its industry-leading customer experience and support, ShoreTel’s innovative business phones, application integration, collaboration tools, mobility, and contact center applications enable users to communicate and collaborate no matter the time, place or device, with minimal demand on IT resources. ShoreTel is headquartered in Sunnyvale, Calif., and has regional offices and partners worldwide. For more information, visit www.shoretel.com.

ShoreTel and the ShoreTel logo are trademarks or registered trademarks of ShoreTel, Inc. in the United States and/or other countries. All other trademarks, trade names and service marks herein are the property of their respective owners.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements by Chuck Kissner and Don Joos, and statements regarding future growth, value creation and profitability. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the uncertain impact of global economic conditions, including impact on customers' purchasing decisions; unknown impact of the announced proposal by Mitel on purchasing decisions and on operating costs; the intense competition in our industry; our reliance on third parties to sell and support our products; our ability to continue to grow our cloud-based solutions; our ability to grow or maintain our premise products; supply and manufacturing risks; the impact of outages or security breaches; uncertainties related to international operations; our ability to control costs as we expand our business; our ability to attract, retain and ramp new personnel; potentially longer sales cycles; uncertainties inherent in the product development cycle; our ability to identify and execute on strategic opportunities; ability of third parties to successfully market and sell our products; uncertainty as to market acceptance of new products and services; the potential for litigation in our industry; and other risk factors set forth in ShoreTel's Form 10-K for the year ended June 30, 2014.

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